Exhibit 99.1

Genasys Inc. Announces General John G. Coburn to Transition to Chairman Emeritus and Chair Strategic Advisory Board

SAN DIEGO, Oct. 27, 2021 (GLOBE NEWSWIRE) -- Genasys Inc. (NASDAQ: GNSS), the global leader in critical communications systems and solutions, today announced that effective November 1, 2021, General John G. Coburn will transition from being a Director and Chairman of the Board to serve as Chair of the Strategic Advisory Board, Chairman Emeritus, and provide consulting services to the Company.

Concurrently, General Coburn will resign from the Company's Board of Directors, his position as Chairman of the Board, and from all Board committees on which he serves.

"Under General Coburn's leadership, Genasys substantially increased its business with the U.S. Military and international defense forces throughout the world," said Richard S. Danforth, Chief Executive Officer of Genasys Inc. "General Coburn has also been instrumental in leading the transformation of the Company from an acoustic hailing devices manufacturer to a global provider of critical communications systems and solutions to help keep people safe.

"Genasys will continue to benefit from the General's extensive experience, knowledge and contacts through his consultancy and as Chair of the Strategic Advisory Board," Mr. Danforth stated.

"It has been my honor to serve as a Director since 2013 and as Chairman of the Board for the last six years," said General Coburn. "Since joining the Board, we worked to identify and install a new management team, significantly expand the Company's critical communications products and systems, and build market demand for Genasys' life safety solutions.

"I look forward to chairing the Strategic Advisory Board and continuing to work with Richard and the management team on advancing the Company’s business interests, growing revenues, and maximizing shareholder value," added General Coburn.

About Genasys Inc.

Genasys™ is a global provider of critical communications systems and solutions that help keep people safe. Genasys provides a multichannel approach to deliver geo-targeted alerts, notifications, instructions and information before, during and after public safety threats and critical business events. The Company's unified critical communications platform includes Genasys Emergency Management (GEM) applications, National Emergency Warning Systems (NEWS), Integrated Mass Notification Systems (IMNS), LRAD® long-range voice broadcast systems, Zonehaven™ public safety resources, and more.

Genasys systems are in service in more than 100 countries in a range of diverse applications, including public safety, emergency warning, mass notification, critical event management, defense, law enforcement, homeland security, and other applications. For more information, visit genasys.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation the business impact of health crises or outbreaks of disease, such as epidemics or pandemics and how they may affect our supply chain, and other risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. Risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2020. Genasys Inc. disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Investor Relations Contact

Kimberly Rogers

Hayden IR

ir@genasys.com

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